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                                                                 Exhibit (a)(5)

                           CASELLA WASTE SYSTEMS, INC.

               NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

              Pursuant to the Offer to Exchange Dated July 2, 2001



To Casella Waste Systems, Inc.:

Attn:    Priscilla Hughes or Mary Mullin

         I previously received a copy of the Offer to Exchange and the materials accompanying the offer. I completed, signed and returned the election form, in which I elected not to offer for exchange any options. I now wish to change that election.

         I understand that in order to withdraw my rejection and make the offer, I must sign and deliver this notice and a new election form to Priscilla Hughes or Mary Mullin before midnight, Rutland, Vermont Time, on July 31, 2001, or if Casella extends the deadline to exchange options, before the extended expiration of the offer, and put an "X" in the following box:

         / / I wish to offer for exchange the eligible options I have indicated on the new election form I am attaching hereto.


         I understand that I must complete a new election form and timely return it to Priscilla Hughes or Mary Mullin in order to withdraw effectively my rejection of the offer to exchange.

                                                       Date:              , 2001
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Signature

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